UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of January 1, 2026, Omega Healthcare Investors, Inc. (the “Company”) entered into amendments of the employment agreements of each of the Company’s named executive officers to extend the term of their respective employment agreements by one year to December 31, 2028, and revise their annual salaries in accordance with the annual review conducted by the Compensation Committee of the Board of Directors. The amendments also included material changes for Matthew Gourmand, President, and Gail Makode, Chief Legal Officer and General Counsel.

The amendment to Mr. Gourmand’s employment agreement increased Mr. Gourmand’s annual bonus opportunity at the high level of performance from 125% to 200% of annual base salary, target level of performance from 75% to 125% and threshold level of performance from 50% to 75%. In addition, the amendment increased the potential amount of severance pay in the event of the termination of Mr. Gourmand’s employment without cause or with good reason (both, as defined in the employment agreement) from a multiple of two times of the sum of annual base salary and the three-year average annual bonus to a multiple of three times the sum of annual base salary and the three-year average annual bonus, payable over three years. The amendment also extended the post-termination of employment restrictive covenants regarding non-competition and non-solicitation of clients and employees applicable to Mr. Gourmand from two years to three years.

For Ms. Makode, the amendment increased the potential amount of severance pay in the event of the termination of Ms. Makode’s employment without cause or with good reason (both, as defined in the employment agreement) from a multiple of one and a half times of the sum of annual base salary and the three-year average annual bonus to a multiple of two times the sum of annual base salary and the three-year average annual bonus, payable over two years. The amendment also extended the post-termination of employment restrictive covenants regarding non-competition and non-solicitation of clients and employees applicable to Ms. Makode from 18 months to two years.

The description of the amendments to employment agreements contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the form of employment agreement amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: January 7, 2026	By:	/s/ Gail D. Makode
Gail D. Makode Chief Legal Officer, General Counsel